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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

    Contacts: Barb Remley                            Jennifer Weichert
              Chief Financial Officer         Weichert Financial Relations, Inc.
              Net4Music Inc.                           (651)686-9751
              (952)937-9611                          WeichertFR@aol.com
         bremley@net4music.com


               NET4MUSIC ANTICIPATES RESTATEMENT OF NON-CASH ITEMS

        Minneapolis, MN, August 16, 2001 - - Net4Music Inc. (NASDAQ:NMUS) reported today that it is responding to Securities and Exchange Commission comments that will cause the Company to restate its results for the year ending December 31, 2000 and the quarter ending March 31, 2001. The restatements are required to better reflect the accounting complexities resulting from the October 19, 2000 reverse acquisition by Net4Music S.A. (a French company) of Coda Music Technology, Inc. (a United States company). As a result of ongoing discussions with the Securities and Exchange Commission regarding the scope of the required restatements, the Company does not yet know the size of the final adjustments that will be necessary. However, the Company has prepared its best estimate of the scope of the final adjustments.

        The first proposed adjustment relates to the purchase price allocation and the establishment of useful lives on Coda assets. The proposed adjustment includes changing the software amortization period from ten years to five years and the goodwill amortization period from fifteen years to ten years. The impact of these items will likely increase amortization expense approximately $200,000 for the year ending December 31, 2000 and $250,000 for the quarter ending March 31, 2001. The second proposed adjustment relates to eliminating the minority interest line items from the Company's financial statements. The elimination of minority interest from the Company's results of operations will increase the Company's reported loss by $515,000 in 2000 and $529,000 for the quarter ended March 31, 2001. The elimination of the minority interest from the Company's statement of financial position will reduce the Company's long-term liabilities and increase its stockholders' equity by approximately $1.9 million for the year ended December 31, 2001.

        None of the proposed adjustments relate directly to the Company's ongoing operations. Instead, the proposed adjustments reflect the difficulty of accounting for an extremely complex transaction (reverse acquisition) and complying with a new accounting release (EITF 00-4 Majority Owner's Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in That Subsidiary). The proposed adjustments do not affect the Company's cash flows or cash position.



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        Because the outcome of the discussions with the SEC also impact the completion of our financial statements for the quarter ended June 30, 2001, we have filed a Form 12b-25 delaying the filing of our Form 10-QSB for such quarter until August 20, 2001.

ABOUT NET4MUSIC INC.

        Net4Music Inc. is a global music technology company dedicated to improving the way musicians, music educators, students and hobbyists practice, create and acquire music. Among its leading products are Finale(R), the world's best-selling music notation software and SmartMusic Studio(R), the complete music practice system that features Intelligent Accompaniment(R) and the world's largest interactive accompaniment library. Net4Music maintains its corporate headquarters in Minneapolis, MN and its main international office in Paris, France. The Company can be reached at www.net4music.com or at www.codamusic.com.

        Safe Harbor Statement. This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect Net4Music current estimates of the adjustments required to certain of its financial statements, depend, in part, upon the outcome of discussions with the SEC. Therefore, such adjustments may differ materially from those provided in this release. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Net4Music undertakes no obligation to update publicly or revise any forward-looking statements.